Execution Version

EX-99.h.1.i

AMENDMENT NO. 1

TO TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made as of October 7, 2026 (the “Effective Date”) to that certain Transfer Agency and Service Agreement dated as of July 8, 2026 (as amended, restated, supplemented or otherwise modified) by and between each investment company listed on Appendix A attached thereto (each an “Existing Fund” and collectively, the “Existing Funds”) and The Bank of New York Mellon (referred to herein as the “Bank”).

BACKGROUND:

A.	The following funds are expected to be reorganized into exchange-traded funds (“ETFs”) and will be series of Nomura ETF Trust II (collectively the “Converting Funds”), on a date to be determined during the first quarter of 2027, (the “Conversion Date”).

Existing Fund Name	ETF Fund Name
Nomura Diversified Income Fund	Nomura Diversified Income ETF
Nomura Limited-Term Diversified Income Fund	Nomura Limited-Term Diversified Income ETF
Nomura Tax-Free California Fund	Nomura Tax-Free California ETF

B.	In addition, Nomura is launching the following two new funds on or about November 2, 2026 (the “Launch Date”) which will also be series of Nomura ETF Trust II: Nomura Japan Equity ETF and Nomura Wilshire Multi-Strategy Alternative ETF (collectively, the “New Funds”).

C.	The Trust, together with the Converting Funds and New Funds desire to retain the Bank to perform the services described in the Agreement as amended hereby as of the Conversion Date and Launch Date respectively.
D.	The parties desire to amend the Agreement as set forth herein.

E.	This Background section is incorporated by reference into and makes part of this Amendment.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.	Appendix A is hereby deleted in its entirety and replaced with a new Appendix A attached hereto, which reflects the addition of the Converting Funds and the New Funds to such revised Appendix A.Notwithstanding anything to the contrary in the Agreement or this Amendment, the Bank shall have no obligation to commence providing any services under the Agreement with respect to the New Funds until the Launch Date, and no obligation to commence providing any services under the Agreement with respect to the Converting Funds until the Conversion Date.
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Execution Version

2.	Miscellaneous

a.	Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

b.	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

c.	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

d.	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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[Signature pages follow]

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Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NOMURA ETF TRUST II, ON BEHALF OF ITSELF, AND EACH SERIES OF THE TRUST LISTED ON APPENDIX A

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Alison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President
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APPENDIX A

Trusts and Series

Trust	Series
Nomura ETF Trust II

Nomura Small and Mid Cap ETF*

Nomura Strategic Income ETF*

Nomura Diversified Income ETF**

Nomura Limited-Term Diversified Income ETF**

Nomura Tax-Free California ETF**

Nomura Japan Equity ETF***

Nomura Wilshire Multi-Strategy Alternative ETF***

* These funds are expected to be involved in certain reorganizations on or about November 2, 2026, (the “First Conversion Date”). The Parties agree that the Bank shall have no obligation to commence providing services under the Agreement to these funds until the First Conversion Date.

** These funds are expected to be involved in certain reorganizations on a date to be determined during the first quarter of 2027 (the “Second Conversion Date”). The Parties agree that the Bank shall have no obligation to commence providing services under the Agreement to these funds until the Second Conversion Date.

*** These funds are expected to be launched on or about November 2, 2026 (the “Launch Date”). The Parties agree that the Bank shall have no obligation to commence providing services under the Agreement to these funds until the Launch Date.

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